Exhibit 10.1

International Bank of Commerce
2250 E. 73rd Street, Suite 115
Tulsa, Oklahoma  74136

February 2, 2015

Greystone Logistics, Inc.
Greystone Manufacturing, L.L.C.
Greystone Real Estate, L.L.C.
1613 East 15th
Tulsa, OK 74120
Attn: Warren F. Kruger

Re:
Loan Agreement dated as of January 31, 2014, among Greystone Logistics, Inc., an Oklahoma corporation (“Greystone Logistics”), Greystone Manufacturing, L.L.C., an Oklahoma limited liability company (“Greystone Manufacturing” and, together with Greystone Logistics, the “Borrowers”), and International Bank of Commerce, a Texas state banking association (together with its successors and assigns, “Lender”), as it may be amended from time to time (as so amended, the “Loan Agreement”)

To Whom It May Concern:

This is in regard to the above-referenced Loan Agreement.  Capitalized terms used but not defined in this waiver letter have the meanings given to them in the Loan Agreement.

Subject to and contingent upon the execution and delivery of this waiver letter by the Borrowers, Greystone Real Estate and the other Obligors, Lender waives any Default or Event of Default arising solely from the Borrowers’ failure to maintain the Debt Service Coverage Ratio required by Section 8.3 of the Loan Agreement as of the November 30, 2014 testing date (the “Waiver”).

The Waiver (i) is limited precisely as provided for above and is applicable to the specific factual circumstances and the specific provisions of the Loan Documents described above, (ii) is not, and will not be deemed, a waiver of, amendment to, consent to or modification of any other term or provision of any of the other Loan Documents, and (iii) is not, and will not be deemed, a waiver of, amendment to, or consent to or modification of any other event, condition, or transaction on the part of the Borrowers or any other Person.

Greystone Logistics, Inc.
Greystone Manufacturing, L.L.C.
February 2, 2015

This waiver letter is a Loan Document executed pursuant to the Loan Agreement and must (unless otherwise expressly indicated therein) be construed, administered and applied in accordance with the terms and provisions of the Loan Agreement.  The Loan Agreement as supplemented by this waiver letter is ratified and confirmed in all respects, and all other Loan Documents are ratified and confirmed in all respects.

Except as expressly provided hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Agreement and the other Loan Documents remain unamended and unwaived and continue to be, and will remain, in full force and effect in accordance with their respective terms, including express limitations therein relating to the date on which such representations and warranties were made.

As a material inducement for the Waiver, each Borrower, Greystone Real Estate, and each other Obligor, on behalf of itself and each of its respective successors, assigns, Affiliates and Subsidiaries, and its and each of their respective members, officers, directors, employees, representatives, agents, trustees and advisors (collectively, the “Releasing Parties”), does forever release, remise, discharge, waive and acquit the Lender and its Affiliates, and each of its and its Affiliates’ respective officers, directors, representatives, partners, trustees, shareholders, agents, attorneys, fiduciaries, employees, subsidiary corporations, parent corporations and related corporate divisions, and their respective predecessors, successors, heirs and assigns (collectively, the “Released Parties”) of and from any and all actions, claims, demands, suits, liabilities, responsibilities, disputes, causes of action (whether at law or equity), damages, costs, expenses, indebtedness and obligations (collectively, “Claims”), of every type, kind, nature, description or character, direct or indirect, and irrespective of how, why or by reason of what facts, whether such Claims arose before the date hereof, are now existing or arise in the future, or that could, might, or may be claimed to exist, of whatever kind or name, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, each as though fully set forth herein at length, for or because of any matter, action, omission or thing done, omitted or suffered to be done by any of the Released Parties or which in any way arise out of, are connected with or in any way relate to actions or omissions that occurred on or before the date hereof with respect to any Borrower, the Obligations, this waiver letter, the Loan Documents or any third parties liable in whole or in part for the Obligations, and agrees not to sue any Released Party in respect of such Claims.  The foregoing release is intended to be in full satisfaction of all or any alleged injuries or damages arising in connection with the Claims, may be pleaded as a full and complete defense to any action by the Releasing Parties (or any of them) against any or all of the Released Parties, and may be used as the basis for a permanent injunction against any action by the Releasing Parties (or any of them) against any or all of the Released Parties.  Each of the Borrowers, Greystone Manufacturing and the other Obligors represents and warrants to the Released Parties that none of the Releasing Party have transferred, assigned or otherwise conveyed any right, title or interest in any Claim to any other Person and that the foregoing constitutes a full and complete release of all Claims.  Each of the Releasing Parties further agrees to indemnify the Released Parties and hold each of the Released Parties harmless from and against any and all such Claims that might be brought against any of the Released Parties on behalf of any Person or entity, including, without limitation, officers, directors, agents, trustees, creditors or shareholders of any of the Releasing Parties.  For purposes of the release and waiver contained in this paragraph, any reference to any Releasing Party means and includes, as applicable, such Person’s or Persons’ successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession, acting on behalf of such parties.

Greystone Logistics, Inc.
Greystone Manufacturing, L.L.C.
February 2, 2015

Please indicate your approval of the terms and provisions hereof by executing this letter in the space provided below.  This waiver letter and amendment may be executed in any number of counterparts, all of which together shall constitute a single instrument, and it shall not be necessary that any counterpart be signed by all the parties hereto.  A facsimile copy of this waiver letter and amendment and signatures thereon shall be considered for all purposes as originals.

[Signature Pages Attached]

Yours very truly,

INTERNATIONAL BANK OF COMMERCE, a Texas banking association

By:           /s/ Andrew J. Levinson
                Andrew J. Levinson
President - Tulsa Market

Signature Page
Waiver Letter

ACCEPTED AND AGREED TO:

“BORROWERS”

Greystone Logistics, Inc., an Oklahoma corporation

By:           /s/ Warren F. Kruger
Warren F. Kruger, President/CEO

Greystone Manufacturing, L.L.C., an Oklahoma limited liability company

By:           /s/ Warren F. Kruger
Warren F. Kruger, Manager

“GREYSTONE REAL ESTATE”

Greystone Real Estate, L.L.C., an Oklahoma limited liability company

By:           /s/ Warren F. Kruger
Warren F. Kruger, Manager

“OBLIGORS”

/s/ Warren F. Kruger
Warren F. Kruger

/s/ Robert B. Rosene, Jr.
Robert B. Rosene, Jr.

Signature Page
Waiver Letter